Acquired Sales Corp. (OTCQX: AQSP) Signs Letter of Intent to Acquire Delta-8-THC and CBD Industry Leader Savage Enterprises, and to Enter the California Marijuana Industry by Purchasing Premier Greens LLC and MKRC Holdings, LLC, Which Possess Five Conditional Use Permits From the City of Palm Springs for the Cultivation, Manufacturing, Dispensing, Delivery and Distribution of Marijuana, and a 5,560 Sq. Ft. Building to be Used for Growing, Dispensing and Transporting Marijuana

JACKSONVILLE, Fla., June 16, 2021 (GLOBE NEWSWIRE) -- Acquired Sales Corp. (OTCQX: AQSP) today announced that it has signed a letter of intent:

•To acquire 100% of the ownership interests of rapidly growing Savage Enterprises (www.SavageEnterprises.com), Irvine, California (“Savage”), which owns award-winning delta-8-THC and delta-10-THC brand Delta Effex (www.DeltaEffex.com), CBD brand Savage CBD (www.SavageCBD.com), e-liquid brand Vape 100 (www.vape100.co), and premium kratom and kava-based products brand Zen Panda, for an aggregate merger consideration of $44 million, consisting of $15,840,000 in cash plus 8,691,358 shares of Acquired Sales Corp.'s unregistered common stock; and

•To enter the California marijuana industry by AQSP purchasing 100% of Premier Greens LLC (“Premier Greens”), which has five conditional use permits (CUPs) from the City of Palm Springs for the cultivation, manufacturing, dispensing, delivery and distribution of marijuana, and is in the second of three phases to obtain its state licenses to grow, sell and deliver marijuana, and by Savage increasing its ownership of MKRC Holdings, LLC (“MKRC”), which owns a 5,560 square foot building to be used for the growing, selling and transportation of marijuana, from 46% to 100%, for an aggregate purchase consideration of $2,000,000 in cash.

Christopher G. Wheeler, co-founder, co-owner, and CEO of Savage, stated, “We feel that the combination of Savage Enterprises and Lifted Made will be unstoppable, and we look forward to helping to quarterback AQSP’s future growth and diversification. 2021 year to date, Savage Enterprises’ unaudited revenue is just over $13,000,000, and at our current run rate Savage Enterprises’ revenue is conservatively expected to be 200% over last year. Based upon Savage Enterprises’ unaudited year to date financial performance, and barring significant changes in the industry, we conservatively expect Savage to generate over $7 million in post-closing annual pre-tax net income for AQSP, which would be immediately accretive to AQSP’s earnings per share.”

Matt Winters, co-founder, co-owner, and President and CFO of Savage, stated, “As a growing company with excellent free cash flow, Savage had many go-forward options available to us. After extensive discussions and analysis, we concluded that the best route to build the cannabis industry leader is for us to partner with Nick Warrender, Jake and Gerry Jacobs, Lifted Made and AQSP. It is harder than you think to find people who are like-minded about the quality of products produced, the overall customer experience, and the need for a decentralized approach to entrepreneur-led management in our very fast-moving and evolving industry. Partnering with Lifted Made is going to be a game changer. I am overjoyed to bring massive growth to the business, and I’m ready to jump on board to help direct the next big moves this industry needs to see. I can’t wait to see the next company we bring into AQSP alongside Savage and Lifted!”

Closing of the transactions is subject to a number of conditions, including but not limited to completion of an acceptable due diligence investigation and audit of Savage, Premier Greens and MKRC, completion of a capital raise of at least $30 million by AQSP, execution of definitive acquisition documents, receipt of a tax opinion on the Savage merger, obtaining all necessary approvals, and the completion of all necessary securities filings.

Christopher G. Wheeler and Matt Winters, the co-founders and co-owners of Savage, will continue to serve as the CEO and CFO, respectively, of Savage, Premier Greens and MKRC, and shall also serve as the Co-Founder and Chief Sales Officer, and as the Co-Founder and Chief Risk Officer, respectively, of AQSP, under long-term employment agreements.

Co-founded in 2014 by Christopher G. Wheeler and Matt Winters, Savage was established with the vision of bringing innovation to the counter-culture space. Savage has been committed to improving the community it serves by providing superior, consumer-centered and cost-effective products that are third-party lab-tested with quality assurance, consistency, and traceability. Savage’s goal is to create the benchmark for quality and assurance in the industry. Under its Delta Effex brand, Savage sells delta-10-THC cartridges, disposables and tinctures, delta-8-THC-infused shots, cartridges, concentrates, disposables, edibles, delta-8-THC-infused hemp flower, pods and tinctures. Under Savage CBD, Savage sells CBD cartridges, disposables, edibles, tinctures, topicals, vape juice and CBD for pets. Under its Vape 100 brand, Savage produces nicotine-infused e-liquids. For its Vape 100 e-liquid, Savage has filed a Premarket Tobacco Application (“PMTA”) with the U.S. Food & Drug Administration (“FDA”), which the FDA has received and is reviewing. Under its Zen Panda brand, Savage sells various kratom and kava-based products. Savage also sells disposable nicotine vapes. The team at Savage is currently developing at least three other products in the supplement arena, as well as innovative apparatuses for marijuana consumption.

Premier Greens has five CUPs from the City of Palm Springs for the cultivation, manufacturing, dispensary, delivery and distribution of marijuana, and is in the second of three phases to obtain its state licenses to grow, sell and deliver marijuana from the 5,560-square foot building owned by MKRC that is located in Palm Springs, California.

Christopher G. Wheeler, co-founder, co-owner and CEO of Savage, stated, “Being in the counter-culture space for almost a decade I realized early on that there are many avenues to which we can bring creative solutions, and be very disruptive. Because of the nature of our industry, it takes a company that has its eyes on producing the best quality of products and really bringing the next big things to the table first. Diversification of product offerings is a major key to success if you want to win big in this arena, and Savage has consistently been a product introduction leader, largely because we have relentlessly reinvested our cash flow back into the company, and have very little debt.”

Matt Winters continued, “In addition to Savage’s and Lifted’s outstanding delta-8-THC, delta-10-THC, CBD, e-liquids, and premium kratom and kava-based brands, our companies Premium Greens and MKRC will allow AQSP to significantly diversify into the regulated marijuana industry in California. Currently we are almost through state licensing and we have already obtained five CUPs from the City of Palm Springs. We are expecting to break ground on our build out of MKRC’s building in Palm Springs sometime this summer. We are beyond excited to operate this business and we are in the process of obtaining almost every California marijuana license you can get, including cultivating, manufacturing, dispensing, and distributing/transporting. Alongside our nationally known hemp brands Delta Effex and Urb Finest Flowers, this is going to be a grand slam!”

Nicholas S. Warrender, co-founder, Vice Chairman of Chief Operating Officer of AQSP, and CEO of Lifted Made, commented: “Partnering with Savage Enterprises is a big step forward in uniting industry leading brands. Chris Wheeler and Matt Winters are visionary entrepreneurs who have consistently set trends and have been on the forefront of pioneering emerging industries and products. I look forward to collaborating and working together as partners to achieve our goal of creating the largest and most profitable public company in the cannabis space.”

William C. “Jake” Jacobs, CPA, President and CFO of Acquired Sales Corp., said, “We are laser-focused on identifying the best entrepreneurs with fast-growing and profitable  cannabis and related companies who are enthusiastic about partnering with us. Chris Wheeler and Matt Winters are spectacularly effective company builders, who have known Nick Warrender for years, and who are already our partners in LftdXSvg LLC, which is developing hemp-derived THCV products. Savage’s products, brand awareness, distribution capabilities, growth and free cash flow are outstanding, and AQSP is very fortunate to have Chris and Matt joining us in building the industry leader over the next few years.”

Gerard M. Jacobs, CEO of Acquired Sales Corp., said, “Chris Wheeler and Matt Winters are born entrepreneurs, highly intelligent and agile decision-makers. Savage

Enterprises’ rapid growth and robust cash flow stand in stark contrast to the many large publicly traded cannabis companies that are growing slower and posting large losses quarter after quarter, yet have market capitalizations that are boxcar numbers in the hundreds of millions of dollars, and in some cases in the billions of dollars. Chris, Matt and the rest of the Savage team will be critical players in Acquired Sales Corp.’s continued growth, acquisitions, and strategic planning. We are very excited to have them as our partners going forward!”

About Acquired Sales Corp.
Acquired Sales Corp. (OTCQX ticker symbol AQSP) is focused upon investing in rapidly growing companies that make hemp-derived, cannabinoid-infused products such as beverages, lotions, oils, dabs, saucy dmnds, flower, cartridges, disposable vapes, hemp cigarettes, tinctures, bath bombs, balms, body washes, and gummies. In February, 2020, AQSP acquired 100% of Warrender Enterprise Inc. d/b/a Lifted Made (formerly d/b/a Lifted Liquids) (www.LiftedMade.com), now located in Kenosha, Wisconsin. Lifted Made’s Urb Finest Flowers brand of hemp-derived delta-8-THC and CBD products is rapidly growing and is nationally recognized. Lifted Made has a 50% membership interest in SmplyLifted LLC, which sells tobacco-free nicotine pouches under the brand name FR3SH (www.GETFR3SH.com), and a 50% membership interest in LftdXSvg LLC, which plans to sell hemp-derived products containing THCV. AQSP also owns 4.99% of CBD-infused beverage and products maker Ablis Holding Company (www.AblisBev.com), and of craft distillers Bendistillery Inc. d/b/a Crater Lake Spirits (www.CraterLakeSpirits.com) and Bend Spirits, Inc. (www.Bendistillery.com), all located in Bend, Oregon. Please read AQSP's filings with the U.S. SEC which fully describe our business and the Risk Factors associated therewith. Learn more by subscribing to our newsletters at www.LiftedMade.com and www.AcquiredSalesCorp.com.

About Savage Enterprises
Based in Irvine, California, Savage Enterprises was founded in 2014 by co-owners Christopher G. Wheeler and Matt Winters. Savage Enterprises is a manufacturer and distributor of hemp-derived products, including CBD and delta 8 THC products (under the brand name Delta Effex), e-liquids, and kratom. Savage Enterprises has a 50% membership interest in LftdXSvg LLC, which plans to sell hemp-derived products containing THCV. Savage Enterprises also owns 46% of MKRC, 51% of RJMC Brands, LLC, 6% of AAA, LLC, and 33% of Remediez. For more information about Savage Enterprises, please visit www.SavageEnterprises.com.

Cautionary Note Regarding Forward-Looking Statements Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes the growth and profitability strategies, and future products and plans of Savage Enterprises, Premier Greens LLC, MKRC LLC, SmplyLifted LLC, LftdXSvg LLC, Lifted Made and Acquired Sales Corp. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to the actual results of these companies’ operations or the performance or achievements of these companies differing materially from those expressed or implied by the forward-looking statements. These companies undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain other factors, including the risk factors set forth in Acquired Sales Corp.’s filings with the Securities and Exchange Commission.

CONTACTS:

Lifted Made
Attn: Nicholas S. Warrender, Founder and CEO
Phone: 224-577-8148
Email: ceo@LiftedMade.com
Website: www.LiftedMade.com

Acquired Sales Corp.
Attn: William C. “Jake” Jacobs, CPA, President and CFO
Phone: 847-400-7660
Email: JakeJacobs@AcquiredSalesCorp.com
Website: www.AcquiredSalesCorp.com

Savage Enterprises
Attn: Brittany Warner
Phone: 714-612-1091
Email: Bwarner@savageenterprises.com
Website: www.SavageEnterprises.com